Exhibit 99.3

LETTER TO CLIENTS

SABINE PASS LIQUEFACTION, LLC

OFFER TO EXCHANGE ITS

5.875% SENIOR SECURED NOTES DUE 2026

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS ISSUED AND OUTSTANDING

5.875% SENIOR SECURED NOTES DUE 2026

(CUSIP NOS. 785592 AP1 AND U77888 AJ1)

OFFER TO EXCHANGE ITS

5.00% SENIOR SECURED NOTES DUE 2027

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

FOR ANY AND ALL OF ITS ISSUED AND OUTSTANDING

5.00% SENIOR SECURED NOTES DUE 2027

(CUSIP NOS. 785592 AR7 AND U77888 AK8)

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed for your consideration is a prospectus, dated                    , 2017 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”) relating to the offers (the “Exchange Offers”) of Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), to exchange up to (i) $1,500,000,000 of its 5.875% Senior Secured Notes due 2026 (the “New 2026 Notes”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 5.875% Senior Secured Notes due 2026 (CUSIP Nos. 785592 AP1 and U77888 AJ1) (the “Old 2026 Notes”), that have not been registered under the Securities Act and (ii) $1,500,000,000 of its 5.00% Senior Secured Notes due 2027 (the “New 2027 Notes” and, together with the New 2026 Notes, the “New Notes”), that have been registered under the Securities Act, for a like principal amount of its issued and outstanding 5.00% Senior Secured Notes due 2027 (CUSIP Nos. 785592 AR7 and U77888 AK8) (the “Old 2027 Notes” and, together with the Old 2026 Notes, the “Old Notes”), that have not been registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of June 14, 2016, by and between the Company and the Initial Purchasers party thereto and the Registration Rights Agreement, dated as of September 23, 2016, by and between the Company and the Initial Purchasers party thereto. The New Notes are substantially identical to the Old Notes, except that the transfer restrictions, registration rights and provisions for additional interest applicable to the Old Notes do not apply to the New Notes.

These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 12:00 midnight, New York City time, at the end of                    , 2017, unless it is extended. Any Old Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the expiration of the Exchange Offers.

Your attention is directed to the following:

1. The Exchange Offers are for any and all Old Notes.

2. The Exchange Offers are subject to certain conditions set forth in the Prospectus under the caption “The Exchange Offer—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Old Notes from you to the Company will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

4. The Exchange Offers expire at 12:00 midnight, New York City time, at the end of                    , 2017, unless it is extended.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFERS

The undersigned acknowledges receipt of your letter and the enclosed materials, referred to therein, relating to the Exchange Offer made by the Company with respect to its Old Notes.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old 2026 Notes held by you for the account of the undersigned is (fill in amount):

$             of the 5.875% Senior Secured Notes due 2026.

The aggregate face amount of the Old 2027 Notes held by you for the account of the undersigned is (fill in amount):

$             of the 5.00% Senior Secured Notes due 2027.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To tender the following Old 2026 Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal (insert principal amount of Old 2026 Notes to be tendered, if any):

$

☐ To tender the following Old 2027 Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal (insert principal amount of Old 2027 Notes to be tendered, if any):

$

☐ Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited, to the representations that:

•	the New Notes acquired in exchange for Old Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes whether or not such person is the undersigned;

•	neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of New Notes within the meaning of the Securities Act;

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	the undersigned is not engaged in, and does not intend to engage in, a distribution of the New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it may be a statutory underwriter and it will deliver a prospectus in connection with any resale of such New Notes.

Dated:

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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